UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2024

Commission file number 000-56021

ACREAGE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada			98-1463868
(State or other jurisdiction of incorporation or organization)			(I.R.S. Employer Identification No.)

366 Madison Ave, 14th floor	New York	New York	10017
(Address of Principal Executive Offices)			(Zip Code)
(646) 600-9181
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class E subordinate voting shares	ACRHF	OTC Markets Group Inc.
Class D subordinate voting shares	ACRDF	OTC Markets Group Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 9, 2024, Universal Hemp, LLC (the “Borrower”), Universal Hemp II, LLC and Universal Hemp Canada ULC, each wholly owned subsidiaries of Acreage Holdings, Inc., and Canopy USA, LLC (“CUSA”), as successor assignee to 11065220 Canada Inc. (“11065220”), entered into a First Amending Agreement to Debenture (the “Amendment”) that amended that certain secured debenture between the Borrower and CUSA (as successor assignee to 11065220) dated September 23, 2020 (the “Debenture”). The Amendment provides for the payment of interest accruing on obligations under the Debenture to be paid in kind, provided that the Borrower may elect to pay any portion of interest due in cash rather than in kind.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
10.1
First Amending Agreement to Debenture, entered into on October 9, 2024, by and among Universal Hemp, LLC, Universal Hemp II, LLC, Universal Hemp Canada ULC and Canopy USA, LLC (as successor assignee to 11065220 Canada Inc.).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACREAGE HOLDINGS, INC.

Date: October 15, 2024	/s/ Corey Sheahan
Corey Sheahan
Executive Vice President, General Counsel and Secretary